                                                                   Exhibit 10.12


                     UNDERLEASE OF PART WITH SERVICE CHARGE

                               DATED 22ND MAY 1991

                     WERELDHAVE PROPERTY CORPORATION PLC(1)

                                       AND

                   SOREMA (UK) UNDERWRITING MANAGEMENT LIMITED

                                       AND

                            SOREMA (UK) GROUP LIMITED

                       AND SOREMA (UK) REINSURANCE LIMITED

                          ----------------------------

                                   UNDERLEASE

                                       of

                              Premises known as the

                                 third floor of

                                Sixteen Eastcheap

                                   London EC3

                          ----------------------------


                               STEPHENSON HARWOOD

                           One, St. Paul's Churchyard

                                 London EC4M 8SH

                              (Ref: 262/65/AB36988)

                                                                         1/YY426

                                    CONTENTS

CLAUSE             PROVISION
1.                 Definitions

2.                 Demise and Rent

3.                 Tenant's Covenants

3.1                Rent

3.2                Insurance

3.3                Outgoings

3.4                Maintenance and Repair

3.5                Internal Decoration

3.6                Cleaning

3.7                Party Structures

3.8                Entry

3.9                Yielding Up

3.10               Alterations and Additions

3.11               Disrepair and Breach of Covenant

3.12               Signs and Name of Building

3.13               Statutory and Planning Requirements

3.14               Notices

3.15               Overloading

3.16               Encroachment

3.17               Nuisance and General Prohibitions

3.18               User

3.19               Rights of Light

3.20               Refuse

3.21               Dangerous Substances

3.22               Pipes

CLAUSE             PROVISION
3.23               Control of Common Parts

3.24               Disputes

3.25               Indemnity

3.26               Support

3.27               Sale and Letting Boards

3.28               Dilapidations and Section 146 Law of Property Act 1925

3.29               Alienation

3.30               Registration of Dealings

3.31               Landlord's Costs

3.32               Value Added Tax

3.33               Regulations

3.34               Windows

3.35               Fire Control

3.36               Interest on Late Payments

3.37               Superior Title

3.38               Rates

4.                 Landlord's Covenants

4.1                Quiet Enjoyment

4.2                Insurance

4.3                Provision of Services

4.4                Headlease

5.                 Provisos

5.1                Re-entry

5.2                Rent Suspension

5.3                Base Rate

5.4                Arrears

CLAUSE             PROVISION
5.5                Settlement of Disputes

5.6                Exclusion of Implied Rights

5.7                Unrestricted Use of Adjoining Property

5.8                Exclusion of Liability

5.9                Party Walls

5.10               Compensation

5.11               Perpetuity Period

5.12               No Planning Warranty

5.13               Notices

5.14               No Waiver

5.15               Variation in Insurance and Service Charge Percentage

5.16               Option to Determine

6.                 Surety

7.                 Interpretation

First Schedule     The Demised Premises

Second Schedule    Easements and Rights Granted

Third Schedule     Exceptions and Reservations

Fourth Schedule    Provisions for Rent Review

Fifth Schedule     The Service Charge

Sixth Schedule     Regulations

THIS UNDERLEASE made the 22nd day of May 1991

BETWEEN

(1) WERELDHAVE PROPERTY CORPORATION PLC whose registered office is at 19 Sloane Street London SWIX 9NE ("the Landlord" which expression where the context admits includes the estate owner for the time being of the reversion of the premises hereby demised expectant on the term hereby granted)

(2) SOREMA (UK) UNDERWRITING MANAGEMENT LIMITED whose registered office is at 51 Eastcheap London EC3M IJP ("the Tenant" which expression where the context admits includes its successors in title) and

(3) SOREMA (UK) GROUP LIMITED and SOREMA (UK) REINSURANCE LIMITED both of whose registered offices are at 51 Eastcheap London EC3M IJP ("the Surety")

    WITNESSETH as follows:

DEFINITIONS

1. In this Lease the following expressions shall have the following meanings: -

     "Building"             the building known as Sixteen Eastcheap London
                            EC3 and shown edged blue on Plan A annexed hereto

     "common parts"         all the Building except the demised premises and
                            other areas let or lettable or occupied or
                            intended to be let or occupied

     "demised premises"     the premises described in the First Schedule

     "Enactment"            any and every Act of Parliament already or hereafter
                            to be passed and any and every order regulation and
                            bye-law already or hereafter to be made under or in
                            pursuance of any such Act

     "Headlease"            the superior lease or leases under which the
                            Landlord holds the Building from time to time

     "Insured Risks"        fire (including subterranean fire) explosion
                            impact riot strike civil commotion and malicious
                            damage storm flood tempest including lightning
                            earthquake aircraft (except hostile aircraft)
                            and other aerial devices and articles dropped
                            therefrom missiles and projectiles bursting or
                            overflowing of water pipes tanks and apparatus
                            and such other risks as the Landlord shall from
                            time to time require to have insured

     "Pipes" supply pipes soilpipes waste pipes sewers drains ducts conduits downpipes gutters watercourses wires cables channels flues service corridors trunking and all other conducting media and includes any fixing louvres cowls and any other ancillary apparatus

     "Planning Acts"        the Town and Country Planning Act 1990 the
                            Planning (Listed Buildings and Conservation
                            Areas) Act 1990 the Planning (Hazardous
                            Substances) Act 1990 and the Planning
                            (Consequential Provisions) Act 1990 and any
                            modification or re-enactment thereof and any and
                            every order regulation and byelaw already or
                            hereafter to be made under or in pursuance of any
                            such Act

     "these presents" this Underlease and any document which is supplemental hereto or which is expressed to be collateral herewith or which is entered into pursuant to or in accordance with the terms hereof

     "Superior Lessor"      the person(s) for the time being entitled to the
                            reversion expectant on the term created by the
                            Headlease

     "Term" the term of years hereby granted together with any continuation thereof (whether under an Act of Parliament or by the Tenant holding over or for any other reason)

     "Working Hours"        the hours of 8:30 a.m. to 6:00 p.m. on Mondays to
                            Fridays (except public holidays) and such other
                            times or days as the Landlord shall decide

DEMISE AND RENT

2. In consideration of the rents hereinafter reserved and of the tenant's covenants hereinafter contained the landlord hereby demises unto the tenant all those the demised premises together with the rights set out in the second schedule but excepting and reserving as mentioned in the third schedule to hold the same unto the tenant subject to all rights of light and air and all other easements rights quasi-easements matters and covenants (if any) affecting the demised premises including those appearing in the headlease and the registers of title number ngl 334633 for the term of twenty-five years commencing on the 29th day of september 1990 (subject to determination as hereinafter provided) yielding and paying therefor unto the landlord yearly during the term and so in proportion for any less time than a year the following sums: -

2.1 Firstly a yearly rent of two hundred and six thousand eight hundred and five pounds (pound sterling206,805.00) until 23rd June 1992 and thereafter two hundred and seventy-eight thousand eight hundred and five pounds (pound sterling278,805.00) or such other yearly rent as shall be determined in accordance with the provisions of the Fourth Schedule such rent to be paid clear of all deductions counterclaims or set-offs whatsoever by equal quarterly payments in advance on the usual quarter days in every year the first of such payments for the period from 25th December 1991 to 24th March 1992 to be made on 25th December 1991

2.2  Secondly by way of further rent on demand

2.2.1 15.07 per cent of the sum or sums of money (including the costs of any professional valuation required for insurance purposes) expended or to be expended by the Landlord in complying with its obligations as to insurance (other than in respect of loss of rent) hereinafter contained or in effecting and maintaining such other insurance as the Landlord shall from time to time require and

2.2.2 the amount (if any) expended or to be expended by the Landlord in respect of increased premiums occasioned by the nature of the occupation or business of the Tenant or use of the demised premises and

2.2.3 an amount equal to all sums expended or to be expended by the Landlord in complying with its obligations as to loss of rent insurance hereinafter contained

2.3 Thirdly by way of further rent on demand 15.07 per cent of all sums expended or to be expended by the Landlord in doing the things and providing the services set out in the Fifth Schedule Provided that if so required by the Landlord the Tenant shall pay to the Landlord on account quarterly in advance on the usual quarter days in every year such sum as the Landlord's Surveyor shall reasonably estimate to be the correct figure for that quarter (all necessary adjustments between estimated and actual figures to be made as soon as practicable after the end of each year (ending on such date) or such other period as the Landlord requires)

TENANT'S COVENANTS

3. The Tenant hereby covenants with the Landlord as follows: -

RENT

3.1 To pay the rents hereinbefore reserved and made payable without any deduction counterclaim or set-off whatsoever at the times and in the manner aforesaid and if so requested by banker's order or credit transfer and for value on the date of receipt of payment

INSURANCE

3.2.1 Not to effect any further or other insurance in respect of the demised premises or any other part of the Building in duplication of the cover effected by the Landlord but if in breach of this covenant the Tenant does so to hold the same on trust for the Landlord and pay to the Landlord all moneys received under such policy immediately upon receipt

3.2.2 To comply with all recommendations and requirements made in or under any policy of insurance relating to the demised premises or otherwise by any insurer

3.2.3 To comply with all recommendations and requirements made by any appropriate authority with regard to fire health safety or otherwise

3.2.4 As often as the demised premises or any other part of the Building shall be destroyed or damaged forthwith upon the Tenant becoming aware thereof to notify the Landlord in writing stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks so far as the Tenant is able to ascertain the same

3.2.5 Not to carry on or do on the demised premises any trade or act in consequence of which the Landlord would or might be prevented from insuring the demised premises or any other part of the Building or any other adjoining property for the time being owned by the Landlord at the ordinary rate of premium or whereby any insurance effected in respect of the demised premises or the Building or any such other property would or might be vitiated or prejudiced and not to do anything whereby any additional premium may become payable for such insurance

3.2.6 That in the event of the demised premises or any other part of the Building or any adjoining or neighbouring property for the time being owned by the Landlord or any part thereof being destroyed or damaged by any Insured Risk and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) the irrecoverable proportion of the costs and expenses incurred by the Landlord (including legal costs and surveyors' fees and other professional costs and fees and disbursements) of completely rebuilding and reinstating the same PROVIDED THAT in the event of such insurance money being wholly or partly irrecoverable as a result in part only of any act or default of the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors the Tenant shall be required to pay a fair proportion only of the whole or (as the case may require) the irrecoverable portion of the costs and expenses aforesaid

OUTGOINGS

3.3 To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (including water and environmental services rates and charges and charges for the supply of electricity to the demised premises) whether Parliamentary parochial local or otherwise and whether or not of an annual or recurring nature (other than any such arising in respect of any ownership of or dealing with the reversion mediately or immediately expectant on the Term or the right to receive the rent payable hereunder except Value Added Tax properly payable in accordance with the terms of these presents or any such arising by reason of any default on the part of the Landlord) which are now or which may at any time during the Term be charged assessed or imposed upon or payable in respect of the demised premises or any part thereof or on the owner or occupier thereof whether the same shall be in the nature of those now in being or not and/or to refund to the Landlord on demand (in case any of the same are payable charged assessed or imposed in respect of the Building as a whole or any part thereof which includes the demised premises) a proper proportion thereof attributable to the demised premises to be determined by the Landlord's Surveyor

MAINTENANCE AND REPAIR

3.4.1 From time to time and at all times during the Term well and substantially to repair renew cleanse maintain uphold and keep in good and substantial repair and condition the demised premises (including landlord's fixtures and tenant's and trade fixtures and fittings) (but excluding from this covenant any structural parts of the Building and landlord's fixtures and fittings mentioned in the Fifth Schedule) and the appurtenances thereof and including any internal plastering and other finishes of walls and ceilings and the screed and finish of floors and the finish of all structural parts of the Building including (but without limitation) all carpets and suspended ceilings therein (damage by any of the Insured Risks (in excess of any policy excesses) excepted unless the policy or policies of insurance effected by the Landlord shall be vitiated or payment of the policy moneys refused by reason of the act or default of the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors) and to renew or replace the demised premises or any part or parts thereof if the same shall so require or become beyond repair or if the same shall require renewal or replacement by reason of any defect therein whether latent inherent or otherwise AND to inform the Landlord in writing at once if the Tenant becomes aware of any defect in the demised premises or the Building

3.4.2 Not to remove or dispose of any landlord's machinery or plant located within or accessible from the demised premises whether or not in the course of renewing or replacing the same (except to the extent that the same are comprised in a permitted dealing with the demised premises)

3.4.3 From time to time and at all times during the Term to maintain and repair in good working order and if and when necessary (but subject to Clause 3.4.2) to renew or replace the electrical water and sanitary installations and all other plant machinery and equipment within the demised premises and forming part thereof (landlord's fixtures and fittings mentioned in the Fifth Schedule and damage as aforesaid excepted) and to procure that the same are properly and regularly serviced by qualified persons approved by the manufacturers of such plant machinery and equipment

3.4.4 Not to overload the electrical wiring installations and apparatus in or serving the demised premises and at all times during the Term to ensure that the same comply with the standards terms and conditions laid down by the Institution of Electrical Engineers and the regulations

3.4.5 To carry out all work required to be carried out under these presents in accordance with good modern practice from time to time

INTERNAL DECORATION

3.5 In every fifth year of the Term and also in the last six months of the Term (howsoever determined) having first carried out thoroughly all usual or necessary preparatory work to ensure a high quality finish to paint polish paper or otherwise treat as appropriate all the internal parts (usually or requiring to be painted polished papered or otherwise treated) of the demised premises and all additions thereto with two coats at least of good quality paint good quality polish or other suitable material of good quality in a good and workmanlike manner and to the satisfaction of the Landlord PROVIDED ALWAYS that in the last six months of the Term such work of painting and decoration shall be in tints colours and designs previously approved in writing by the Landlord such approval not to be unreasonably withheld

CLEANING

3.6 At all times during the Term to keep the demised premises in a clean and tidy condition and at least once in every month to clean the inside of the windows and window frames of the demised premises and as often as occasion may require to wash down all tiles and other washable surfaces within the demised premises

PARTY STRUCTURES

3.7 To pay on demand a proper contribution towards the costs and expenses (whether incurred by the Landlord or any other person) (including legal costs surveyors' fees and other professional costs fees and disbursements) in making constructing repairing rebuilding renewing lighting cleaning and maintaining any party walls and all Pipes and other structures conveniences and appurtenances (whether or not similar to those specifically hereinbefore mentioned) and all things the use of which is common to or capable of being used or enjoyed in common with the demised premises and other premises such contribution to be assessed by the Landlord's Surveyor or by whom he may appoint whose decision shall be final and binding on all parties hereto (save on any question of law)

ENTRY

3.8.1 To permit the Landlord and all others authorised by it at all reasonable times on reasonable prior notice (and at all times without notice in case of emergency) to enter upon the demised premises to view the state of repair and condition thereof and to take a Schedule of the Landlord's fixtures and of any defects or dilapidations and to investigate whether anything has been done therein which constitutes or may in the reasonable opinion of the Landlord tend to constitute a breach of any of the covenants contained in these presents

3.8.2 To permit the Landlord and (if authorised in writing by the Landlord) the owners lessees or occupiers of adjoining or neighbouring premises and their respective agents servants contractors licensees and workmen with all necessary appliances at all reasonable times on reasonable prior notice (and at all times without notice in case of emergency) to enter upon the demised premises for all or any of the purposes mentioned in the Third or Fifth Schedules

3.8.3 To permit the Landlord and all others authorised by it at all reasonable times on reasonable prior notice (and at all times without notice in case of emergency) to enter upon the demised premises with materials and equipment to inspect maintain repair renew replace relay or remove any attachments to the Building or to inspect repair maintain or renew the Building or any adjoining or neighbouring property and to clean maintain repair or renew any Pipes or other structures conveniences or appurtenances belonging thereto

3.8.4 To permit the Landlord and all others authorised by it at all reasonable times on reasonable prior notice (and at all times without notice in case of emergency) to enter upon the demised premises for the purpose of valuing or measuring the demised premises and also to do anything which the Landlord shall deem necessary or prudent to prevent a forfeiture of the Headlease or to obtain relief against any such forfeiture

          PROVIDED ALWAYS that the Landlord or other person or persons exercising such rights shall cause as little damage to the demised premises as possible and shall as soon as reasonably practicable make good any damage nevertheless caused

YIELDING UP

3.9 At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the demised premises with actual vacant possession and together with all additions and improvements thereto and all fixtures which during the Term may be affixed or fastened to or upon the demised premises (tenant's fixtures and fittings only excepted) in such state and condition as shall in all respects be consistent with the full performance by the Tenant of the covenants contained in these presents and in case any of the Landlord's fixtures and fittings shall be missing worn out broken damaged or destroyed forthwith to replace them with others of a similar character and of at least equal value and to remove the Tenant's fixtures and fittings including every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the demised premises and to make good all damage caused by such removal to the Landlord's satisfaction

ALTERATIONS AND ADDITIONS

3.10.1 Not at any time during the Term to make any alterations or additions to the electrical installation of the demised premises save in accordance with the standards terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority and not to make any such alteration or addition without the prior written consent of the Landlord

3.10.2.1 Not at any time during the Term to make any alteration or addition whatsoever structural or otherwise (save as hereinafter provided) in or to the demised premises or any part thereof or change the existing design elevation or the external decorative scheme thereof or cut maim or remove any of the walls horizontal or vertical partitions beams columns or other structural parts thereof

3.10.2.2 Not to make any alterations or additions to any air conditioning or alarm systems in the demised premises or the Pipes within or serving the demised premises

3.10.3 Subject to prior compliance with the following conditions the Tenant may carry out non-structural internal alterations to the demised premises:-

3.10.3.1 the Tenant shall not interfere with any Pipes or mechanical and electrical services which may at any time be or run under in or through the demised premises other than electrical services solely serving the demised premises or cause access to the same to be or become more difficult than it now is

3.10.3.2 the Tenant shall supply to the Landlord at the cost of the Tenant five copies of all plans and specifications and any further information which the Landlord may reasonably require

3.10.3.3 the external appearance of the demised premises shall not be affected and the walls dividing the demised premises from the adjoining premises shall not be altered or affected in any way and

3.10.3.4 the prior written consent of the Landlord shall have been obtained such consent not to be unreasonably withheld or delayed

3.10.4 That if the Tenant shall have made or shall make any addition or alteration to the demised premises or the electrical installation thereof either before or after the commencement of the Term then at the expiration or sooner determination thereof the Tenant will (if so required by the Landlord but not otherwise) at the Tenant's own cost and expense reinstate and make good to the satisfaction of the Landlord the demised premises and the electrical installation thereof and restore the same to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made and will pay the costs and expenses incurred by the Landlord (including legal costs and surveyors' fees and other professional costs and fees and disbursements) of and incidental to the superintendence of such reinstatement and making good

DISREPAIR AND BREACH OF COVENANT

3.11.1 Well and substantially to commence and then proceed diligently and expeditiously to repair remedy reinstate and make good all defects dilapidations unauthorised works and other breaches of covenant of which notice in writing shall be given to or left on the demised premises for the Tenant by the Landlord within two calendar months (or sooner if requisite) after the giving or leaving of such notice

3.11.2. If the Tenant shall fail to comply with Clause 3.11.1 to allow the Landlord with all necessary workmen tools materials equipment and appliances (without prejudice to any other right or remedy of the Landlord) to enter the demised premises to repair reinstate and make good the same and to pay to the Landlord on demand the costs and expenses incurred (including all legal costs and surveyors' fees and other professional costs and fees and disbursements)

SIGNS AND NAME OF BUILDING

3.12.1 Not to erect or install any hanging sign projecting sign or other sign aerial or other thing whatsoever on the exterior of the demised premises or in or on the Building

3.12.2    Not to change or object to a change of the name of the Building

STATUTORY AND PLANNING REQUIREMENTS

3.13.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every Enactment so far as it may relate to or affect the demised premises or any works additions or improvements therein or thereto or the user thereof or the employment therein of any person and to execute all works and provide and maintain all arrangements and make all payments which by or pursuant to any Enactment are or may be directed or required to be executed provided maintained or made at any time during the Term and to indemnify the Landlord at all times against all actions proceedings claims costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements or payments so directed or required as aforesaid or otherwise arising from any contravention of any Enactment

3.13.2 Not at any time during the Term to do or fail to do on or about the demised premises any act or thing by reason of which the Landlord may under any Enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

3.13.3 Not without the Landlord's prior written consent which shall not be unreasonably withheld or delayed to make any application for planning permission relating to the demised premises or any part thereof or the user thereof

3.13.4 Unless the Landlord shall otherwise direct in writing to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the demised premises as a condition of any planning permission obtained by or on behalf of the Tenant or any permitted undertenant of the Tenant by a date subsequent to such expiration or sooner determination

3.13.5 Not to make any objection to any planning application in respect of any other premises in the Building by the Landlord or to which the Landlord may consent

3.13.6 Not to make any objection to any planning application by the Landlord in respect of any other adjoining or neighbouring property or any development in the locality by the Landlord or to which the Landlord may consent without the Landlord's prior written consent which shall not be unreasonably withheld

NOTICES

3.14 Within five working days of the receipt of notice of the same (whether by advertisement or not) to give full particulars to the Landlord of any permission notice or order or any proposal for a notice or order relating to the demised premises made given or issued to the Tenant or the owner or occupier of the demised premises pursuant to any Enactment and if so required by the Landlord to produce such permission notice or order or proposal for a notice or order to the Landlord and also without delay to take all steps to comply with any such notice or order and also at the request of the Landlord but at the cost and expense of the Tenant to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as the Landlord shall reasonably think fit

OVERLOADING

3.15.1 Not to overload any floor or roof of the demised premises or the Building or suspend any excessive weight from the roofs ceilings walls stanchions or structure of the demised premises or the Building

3.15.2 Not to do anything which may subject the demised premises or the Building to any strain beyond that which it is designed to bear with due margin for safety and unless the opinion of a qualified structural engineer commissioned by or on behalf of the Tenant or any permitted undertenant of the Tenant is available to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the demised premises or the Building is being or is about to be overloaded

3.15.3    To observe the weight limits prescribed for all lifts in the Building

3.15.4 Not to do anything which adversely affects the heating cooling or ventilation of the demised premises or the Building or which imposes an additional load on the heating cooling or ventilation plant and equipment or any such system beyond that which it is designed to bear

ENCROACHMENT

3.16 Not to permit or suffer any encroachment upon or against the demised premises or the acquisition of any new right of light way drainage or other easement on over under or against the demised premises for the benefit of other property not being the property of the Landlord and if any such encroachment or easement shall be made or acquired or threatened to be made or acquired forthwith to give notice in writing thereof to the Landlord and at the cost of the Tenant to do all such things AS may be necessary to prevent the making of such encroachment or the acquisition of such easement or right provided always that if the Tenant shall omit or neglect to do all such things it shall be lawful for the Landlord or any persons authorised by it to enter the demised premises and to do the same and any expenses so incurred by the Landlord shall be repaid to the Landlord by the Tenant on demand

NUISANCE AND GENERAL PROHIBITIONS

3.17.1 Not to do or permit to be done anything in the demised premises which may in the opinion of the Landlord be waste spoil or destruction or be prejudicial or detrimental to the Landlord or the Building or be or become a nuisance annoyance disturbance or cause damage or inconvenience to the Superior Lessor or the Landlord or their respective tenants or the owners tenants or occupiers of adjoining or nearby premises or which in the reasonable opinion of the Landlord or the Superior Lessor may prejudicially affect or depreciate the demised premises or any adjoining or neighbouring property or which may damage any Pipes which now are or may hereafter be placed on or near the demised premises

3.17.2 Not to use the demised premises or any part thereof for any sale by auction or for residential purposes or for any illegal or immoral purpose or for any dangerous noxious noisy or offensive nature trade or business and not to put outside the demised premises any clothing or other articles

3.17.3    Not to misuse or damage in any way the lifts installed in the Building

3.17.4 Not to use any radio or other sound producing apparatus so as to be audible from outside the demised premises

3.17.5 Not to erect or set up on the demised premises or any part thereof any machinery of any kind or any external posts wires aerials or other works Provided that the Tenant may install or use usual office machinery and computers in connection with the normal use of the demised premises for the purposes hereby envisaged so long as such installation and use does not affect the structure or the external appearance of the demised premises

3.17.6 Not to install in or upon the demised premises any paraffin burning apparatus whether for heating purposes or otherwise nor cause the emission of any smoke effluvia vapour grit smell or odour from any apparatus on the demised premises

3.17.7 On a written notice being served by the Landlord requiring the abatement of any emission of smoke effluvia vapour grit smell or odour to abate such emission accordingly as soon as possible thereafter

3.17.8 To pay on demand all costs charges and expenses incurred by the Landlord in abating a nuisance caused by the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors and in executing all such works as may be necessary for abating such a nuisance whether or not in obedience to a notice served by the local authority

3.17.9 Not without the prior written consent of the Landlord to prepare or cook any food in the demised premises and to take all necessary steps to ensure that all smells and fumes caused by permitted cooking refuse or food shall be removed from the demised premises in a manner and by mechanical means approved by the Landlord and in any event so as to ensure that in the reasonable opinion of the Landlord no nuisance or annoyance shall be caused to the Landlord or any of the tenants or occupiers of the demised premises or or any adjoining or neighbouring property

USER

3.18 Not to use the demised premises or any part thereof otherwise than as high class professional or commercial offices

RIGHTS OF LIGHT

3.19 Not to stop up darken or obstruct any windows or lights belonging to the demised premises or any other buildings belonging to the Landlord nor to give to any third party any acknowledgment that the Tenant enjoys the access of light to any of the windows or openings in the demised premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any of such windows or openings And that in case the owners of adjacent land or buildings do or threaten to do anything which obstructs the access of light to any of the windows or openings in the demised premises the Tenant will give immediate notice thereof to the Landlord and will adopt such means as may be required or deemed proper for preventing the same And in the event of a breach by the Tenant of this covenant it shall be lawful for the Landlord or its agents and others to enter upon the demised premises and take such action and bring such proceedings as the Landlord may think fit in the name of the Tenant and at the expense of the Tenant for the purpose of remedying the same

REFUSE

3.20.1 Not to form a rubbish dump on the demised premises or in the common parts of the Building and to keep all rubbish and refuse within the demised premises and in properly covered receptacles to the reasonable satisfaction of the Landlord

3.20.2 To comply with all reasonable directions and regulations made by the Landlord from time to time relating to the removal storage and disposal of rubbish and refuse

DANGEROUS SUBSTANCES

3.21 Not to bring into the demised premises or to place keep handle or store in or about the demised premises any petrol or substance or material of a radio-active explosive dangerous offensive combustible or inflammable nature

PIPES

3.22 Not to stop up or obstruct in any way whatsoever or permit oil grease or other noxious or deleterious matter or substance to enter the Pipes serving the demised premises or the Building and to employ such plant for treating any noxious or deleterious effluent before permitting the same to enter such Pipes as may be required by the Landlord from time to time in accordance with the best modern practice and in the event of any such obstruction or injury being caused to the Pipes forthwith to make good all such damage to the satisfaction of the Landlord

CONTROL OF COMMON PARTS

3.23.1    Not to obstruct the common parts in any manner whatsoever

3.23.2    Not to use the common parts for the parking of vehicles

3.23.3 To co-operate with the Landlord so as to prevent the common parts from being obstructed or being used for the parking of vehicles

DISPUTES

3.24 To permit all questions and disputes relating to easements rights privileges or boundaries arising with the owner or occupier of any property adjoining adjacent to or opposite the demised premises or the Building to be settled by the Landlord on behalf of the Tenant at the expense of the Tenant

INDEMNITY

3.25.1 To indemnify the Landlord in respect of all actions proceedings liability costs claims and demands which might be instituted incurred or made by any person (including officers and employees of the Landlord) or any competent authority by reason of:

3.25.1.1 any injury to or the death of any person or damage to any property moveable or immoveable caused by or in any way arising out of the user of the demised premises or the state of repair and condition of the demised premises or anything therein or caused by or in any way arising out of the execution of any works at or alterations or additions to the demised premises during the Term or through any failure by the Tenant to observe and perform the covenants on the Tenant's part contained in these presents

3.25.1.2 any interference or alleged interference with or obstruction of any right or alleged right of light air drainage or other right or alleged right now or hereafter existing for the benefit of any adjoining or neighbouring property arising from any act or neglect of the Tenant any undertenant or their respective officers agents employees invitees licensees or visitors

3.25.1.3 any stoppage of or damage to the Pipes or other conveniences and services used in common with the owner tenant or occupier of any adjoining neighbouring or nearby property arising from any act or neglect of the Tenant any undertenant or their respective officers agents employees invitees licensees or visitors

3.25.2 Without prejudice to any covenant or liability of the Tenant under this Underlease to indemnify the Landlord against all liability to tax including corporation tax capital gains tax development charges and any other present or future tax duty charge assessment or imposition (whether Parliamentary Parochial local or otherwise and whether in the nature of those now in being or not) and all costs and expenses in relation thereto which may be payable by the Landlord or in respect of the reversion to this Lease by virtue of any works development or change of use carried out by the Tenant (or any undertenant) in or to the demised premises or any part thereof and also against any further liability to such taxation flowing from the indemnities contained in this Clause or any payment pursuant to them

3.25.3 To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach or non observance of the Tenant's covenants herein contained and to indemnify the Landlord from and against all actions proceedings costs claims and demands thereby arising

SUPPORT

3.26 Not to do anything on the demised premises which would remove support from any adjoining premises or endanger such premises in any way

SALE AND LETTING BOARDS

3.27 To permit the Landlord and its agents to enter upon the demised premises and affix and retain without interference upon any part thereof at any time during the last six months of the Term a notice for letting the demised premises and at any time during the Term for selling or disposing of the Landlord's interest therein and during such periods to permit all persons with authority from the Landlord at all reasonable times during the daytime upon notice to enter and view the demised premises or any part thereof

DILAPIDATIONS AND SECTION 146 LAW OF PROPERTY ACT 1925

3.28 To pay all costs charges and expenses (including legal costs surveyors' fees and other professional fees and disbursements and commission payable to a bailiff) properly incurred by the Landlord: -

3.28.1 in or in contemplation of the preparation and service of any notice pursuant to or any proceedings under Sections 146 and/or 147 of the Law of Property Act 1925 or otherwise (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court)

3.28.2 in relation to the preparation and service of any notice demand and/or Schedule of Dilapidations whether during or after the expiration or prior determination of the Term

3.28.3 in the supervision or superintendence of any works to be carried out in pursuance of any notice demand and/or Schedule of Dilapidations whether or not such works shall be carried out during or after the expiration or prior determination of the Term

3.28.4 in connection with or procuring the remedying of any breach of covenant on the part of the Tenant contained in these presents

ALIENATION

3.29.1.1 Not to assign nor (save as hereinafter provided) underlet part only of the demised premises and not to mortgage or charge the whole or any part of the demised premises

3.29.1.2 Save by way of a duly authorised assignment or underletting not to part with or share the possession or occupation of the whole or any part of the demised premises Provided that the Tenant may share occupation of the demised premises with any company or companies which is or are a member or members of the same group as the Tenant (within the meaning of Section 42 of the Landlord & Tenant Act 1954) for so long as the Tenant and the other company or companies shall remain members of that group and otherwise than in a manner that creates any tenancy or other interest in the demised premises or any rights under Part 11 of the Landlord & Tenant Act 1954

3.29.1.3 Not to hold the whole or any part of the demised premises on trust for another

3.29.2.1 In this sub-clause the expression "Permitted Assignee" shall mean a respectable and responsible person of good financial standing who has entered into a direct covenant with the Landlord to pay the rents reserved and other moneys made payable by these presents and to be bound by and perform and observe the covenants and conditions contained in these presents for the balance of the Term then unexpired and who (if the Landlord reasonably so requires) has obtained a guarantor or guarantors approved by the Landlord (such approval not to be unreasonably withheld or delayed) to enter into covenants with the Landlord (being where there is more than one guarantor joint and several covenants) in the terms (mutatis mutandis) of Clauses 6.1 to 6.6

3.29.2.2 Not to assign the demised premises as a whole to any person who is not a Permitted Assignee

3.29.2.3 Not without the prior written consent of the Landlord such consent not to be unreasonably withheld to assign the demised premises as a whole to a Permitted Assignee

3.29.3.1 In this sub-clause the expression "Permitted Undertenant" shall mean a respectable and responsible person of good financial standing and the expression "Permitted Part" shall mean one of two parts of the demised premises such that the two parts together comprise the whole of the demised premises (excluding only those areas required for the common use of a Permitted Undertenant and any other occupier of the demised premises)

3.29.3.2 Not to create any underlease of the whole or any part of the demised premises upon payment of a fine or premium nor at a rent of less than the full yearly market rent obtainable without taking a fine or premium to be approved in writing by the Landlord prior to the underlease and in any event at a rent not less than the rent for the time being reserved under these presents or that reasonably attributable to the Permitted Part

3.29.3.3 Not to create any underlease save by instrument in writing containing the following covenants agreements and stipulations (an instrument containing the same being hereinafter called a "Permitted Underlease") namely: -

3.29.3.3.1 unqualified covenants on the part of the undertenant that the undertenant will not assign part only of the premises underlet and will not mortgage charge underlet or part with or share the possession or occupation of or hold on trust for another the whole or any part thereof (in each case by way of absolute prohibition) and

3.29.3.3.2 a covenant on the part of the undertenant that the undertenant will not assign the whole of the premises underlet without the prior written consent of the Landlord under these presents (such consent not to be unreasonably withheld) and

3.29.3.3.3 similar agreements covenants and stipulations (mutatis mutandis) which are no less onerous than those contained in these presents including in particular but without limitation provisions for payment of all payments due to be made by the Tenant hereunder or a part thereof reasonably attributable to the Permitted Part and to give to the Tenant full reimbursement for the cost of all services provided by the Tenant to the undertenant and provisions for rent reviews at least as often as those herein contained to the full yearly market rent obtainable without taking a fine or premium calculated as at the dates on which the rent hereby reserved is to be reviewed

3.29.3.3.4 a condition of re-entry on breach of any covenant by the undertenant

3.29.3.3.5 an agreement excluding the Permitted Underlease from the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954

3.29.3.4 Not to underlet the whole or any part of the demised premises to any person who is not a Permitted Undertenant nor so as to result in more than two parts being in separate exclusive possession (whether by the Tenant or a Permitted Undertenant)

3.29.3.5 Not without the prior written consent of the Landlord such consent not to be unreasonably withheld to underlet the demised premises as a whole or a Permitted Part to a Permitted Undertenant

3.29.3.6 Not to vary the terms of any Permitted Underlease without the Landlord's prior written consent which shall not be unreasonably withheld provided such terms as varied continue to comply with the requirements hereinbefore contained and in the event of any breach non-performance or non-observance of any of the covenants conditions agreements or provisions contained in these presents by any undertenant to inform the Landlord in writing and at the Landlord's request but at the Tenant's cost take all steps to enforce such breach non-performance or non-observance

3.29.3.7 To procure that in any Permitted Underlease the rent is reviewed in accordance with the provisions of the Permitted Underlease but not to agree any such reviewed rent without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and if the rent is to be determined by an independent person not to determine whether such person is to act as an expert or as an arbitrator without the prior written consent of the Landlord and to procure that the Landlord's representations as to the rent payable thereunder are made to such independent person

3.29.3.8 To procure that the rents reserved by any Permitted Underlease shall not be commuted or payable more than one quarter in advance and not to permit the reduction of any rents reserved by any such underlease

REGISTRATION OF DEALINGS

3.30.1 At the cost of the Tenant within fourteen days next after the execution of every assurance assignment underletting surrender mortgage or charge affecting the demised premises or devolution of the estate of the Tenant whether by act of parties or by operation of law or of any estate created directly or indirectly (however remotely) out of the Tenant's estate or of the termination by any means of any such estate or of the commencement or termination of any such sharing as is mentioned in Clause 3.29.1.2 to give separate notices thereof in writing with particulars thereof to the Landlord and the Superior Lessor and deliver to the Landlord and the Superior Lessor certified copies of any instrument effecting the same including the

          Probate of the Will or Letters of Administration or other document or evidence of such devolution or termination and produce the same to the Landlord and the Superior Lessor paying at the same time to the Landlord a reasonable registration fee of not less than twenty pounds for each such instrument or transaction and paying to the Superior Lessor the registration fee payable under the Headlease

3.30.2 It is hereby agreed that such registration shall be evidence of notification to the Landlord of such matter but shall not require the Landlord to consider the terms of such matter and shall not be evidence that it has done so

3.30.3 Whenever requested by the Landlord to give the Landlord full details of all underleases (direct and indirect) (however remote) in respect of the demised premises and of the persons in actual occupation or possession of the demised premises and of the right in which they are in such occupation or possession and of the terms thereof and of the rents payable from time to time and of the stage reached in any rent review negotiations or determination thereunder

LANDLORD'S COSTS

3.31 To pay the legal costs surveyors' or architects' fees and any other costs and expenses properly incurred by the Landlord (including stamp duty on licences and counterparts) resulting from all applications for any consent under these presents including those incurred in cases where consent is refused or the application is withdrawn

VALUE ADDED TAX

3.32.1 Where by virtue of any of the provisions of these presents the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rents costs charges fees expenses or any other sums or amounts whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons the Tenant shall also be required in addition to pay or (as the case may be) keep the Landlord indemnified against:-

3.32.1.1 the amount of any Value Added Tax which may be chargeable on such rents costs charges fees expenses or other sums or amounts whatsoever in respect of the supply of any goods and/or services as aforesaid to the Tenant

3.32.1.2 the amount of Value Added Tax chargeable on any other person (or chargeable on the Landlord in the case of supplies which the Landlord is deemed to make to itself) in respect of supplies the cost of which is included in the calculation of the sums which the Tenant is required to pay repay or reimburse to the Landlord save to the extent that such Value Added Tax is recoverable by the Landlord by virtue of the supply by the Landlord of any goods and/or services in respect of this Lease being subject to Value Added Tax

3.32.2 For the avoidance of doubt the Landlord shall not be under a duty to exercise or not exercise any option or right conferred on the Landlord by the legislation relating to Value Added Tax (including any regulations made thereunder) so as to reduce or avoid any liability to Value Added Tax

REGULATIONS


3.33 To observe and perform and to ensure that the servants agents workmen and visitors of the Tenant shall observe and perform the regulations set out in the Sixth Schedule and any and all other reasonable regulations and instructions from time to time made or given by the Landlord in respect of the conduct and use of the Building provided that the same shall not impair the Tenant's use and enjoyment of the demised premises

WINDOWS

3.34 Not except in emergency to attempt to repair or replace any windows or glass in the exterior walls of the demised premises but to inform the Landlord forthwith upon the Tenant becoming aware of any such repair or replacement being required and to allow the Landlord and its agents and workmen to enter to repair or replace the same and to pay to the Landlord on demand the reasonable costs and expenses thereof

FIRE CONTROL

3.35 To keep any fire alarm and fire prevention and control apparatus installed in the demised premises open to the inspection and maintained to the satisfaction of the Landlord and not to obstruct the access to or means of working such apparatus

INTEREST ON LATE PAYMENTS

3.36 If and so often as any rent or other moneys due from the Tenant under these presents shall be unpaid after the due date or shall be declined by the Landlord so as not to waive a breach of covenant the Tenant shall (without prejudice to the Landlord's right of re-entry hereinafter contained or any other right or remedy of the Landlord) pay (in the case of rent by way of additional rent) interest thereon (as well after as before any judgment) from the due date until payment or (as the case may be) acceptance following the remedying of the breach compounded with quarterly rests on the usual quarter days at the rate of 4% per annum above the Base Rate for the time being declared by Lloyds Bank PLC (or other bank for the time being specified by the Landlord) PROVIDED THAT in the case of rent paid by banker's order such rent shall be deemed to have been paid on the date on which the same is received by the Landlord's bank

SUPERIOR TITLE

3.37 To observe and perform the agreements covenants and stipulations (other than payment of rent) contained or referred to in the Registers of Title Number NGL 334633 and in the Headlease so far as they relate to the demised premises and to keep the Landlord indemnified against all actions proceedings costs claims and demands relating thereto

RATES

3.38.1 Not whether by proposal agreement or default to allow to be altered or settled the rating assessment of the demised premises or any part thereof or allow the same to be divided without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that it shall be deemed to be reasonable for the Landlord to withhold consent if the Landlord shall receive professional advice that any proposal which the Tenant may intend to make or any settlement which the Tenant may propose to accept could reasonably be expected not to result in a reduction in the assessment

3.38.2 Fully to co-operate with the Landlord in any negotiations with the Valuation Officer and/or the rating authority or proceedings regarding the rating assessment of the demised premises or any part thereof

3.38.3 To indemnify the Landlord against any loss of relief from rates if a period during which such relief may be available in respect of the demised premises or any part thereof shall occur during the Term

LANDLORD'S COVENANTS

4.   the Landlord hereby covenants with the Tenant:-

QUIET ENJOYMENT

4.1 That the Tenant paying the rents and other moneys and performing and observing the covenants agreements conditions and stipulations as herein provided may peaceably and quietly hold and enjoy the demised premises for the Term without any interruption from or by the Landlord or any person lawfully claiming under or in trust for it

INSURANCE

4.2.1 To insure the Building (except tenants' fixtures and fittings) at all times during the Term against loss or damage by the Insured Risks (unless such insurance shall be prevented by the act or default of the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors) with some insurance office or underwriters of repute upon the usual terms and conditions of such insurance office or underwriters (all commissions and discounts payable in respect of such insurance belonging to the Landlord for its own use and benefit) in the full reinstatement cost thereof (together with an allowance for inflation and Architects' Surveyors' and other professional fees and demolition and clearance expenses in such amounts and including Value Added Tax as the Landlord shall from time to time determine) and also four years' (or such longer period as the Landlord may from time to time require) full rent and service charge payable under these presents (including any increased rent and service charge)

4.2.2 In case of damage to or destruction of the demised premises by any of the Insured Risks to use all reasonable endeavours to employ the insurance moneys (other than for loss of rent and service charge third party risks property owners' liability professional fees and Value Added Tax) received by it (subject to all consents having been obtained and which the Landlord shall use all reasonable endeavours to obtain) in reinstating and making good the demised premises with such variations as may be necessary or desirable having regard to statutory provisions bye-laws and regulations then in force and any planning approval necessary and also to building standards then prevailing and the requirements of the Superior Lessor and to make up any deficiency out of its own moneys provided that if the rebuilding and reinstatement of the demised premises or any part thereof shall be frustrated or become impossible all moneys payable pursuant to any policy of insurance effected hereunder shall belong to the Landlord absolutely for its own use and benefit and the Tenant shall upon expiry of the Landlord's loss of rent insurance or at any time thereafter be entitled to terminate this underlease by serving notice to that effect upon the Landlord and the Term shall thereupon absolutely cease and determine but without prejudice to any rights or remedies that may have accrued to either party against the other including (but without limitation) any right that the Tenant may have against the Landlord in respect of any breach of the Landlord's obligations set out in Clause 4.2.1 and 4.2.2

4.2.3 At the Tenant's cost to supply the Tenant with a copy or full details of the Landlord's insurance policy or policies upon reasonable request from time to time (but not more frequently than once every year) and in any event forthwith to notify the Tenant in writing of any material changes from time to time in the terms of the Landlord's insurance

PROVISION OF SERVICES

4.3 To use all reasonable endeavours to do such of the things and provide such of the services mentioned in the Fifth Schedule as the Landlord shall from time to time be deem appropriate in accordance with the principles of good estate management save that where such services are expressed to be provided at the Landlord's discretion the Landlord may but shall not be obliged to provide them provided nevertheless that:

4.3.1 The Landlord shall be entitled to employ and pay such agents servants contractors or such other persons as the Landlord may from time to time think fit

4.3.2 The Landlord shall not be liable to the Tenant or any of its officers agents employees invitees licensees or visitors for or in respect of any loss damage or inconvenience occasioned or caused by delay suspension breakdown inclement weather shortage of fuel or water or stoppage due to any cause or circumstance not within the Landlord's control or any act neglect default misfeasance or omission of any attendant porter or other servant or employee of the Landlord or the stoppage of any service which the Landlord reasonably considers is no longer appropriate

4.3.3 The Landlord shall not be liable to the Tenant for any defect or want of repair unless the Landlord has had written notice thereof or ought to have been aware thereof in accordance with the principles of good estate management or (except in case of emergency) during such period thereafter as the Landlord shall reasonably take to obtain professional advice as to the work required and competitive tenders from contractors competent to carry out such work nor be liable in respect of any matter mentioned in the Fifth Schedule that falls within the ambit of any of the covenants on the part of the Tenant contained in these presents

HEADLEASE

4.4.1 During the continuance of the Term to pay the rent reserved by the Headlease and to indemnify the Tenant in respect of any failure to perform the lessee's covenants contained therein in so far as the Tenant is not liable for such performance under the covenants on its part contained in these presents

4.4.2 To use all reasonable endeavours at the Tenant's expense to obtain the consent of the Superior Lessor whenever the Tenant makes application for any consent required under this



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
          Underlease and the consent of both the Landlord and the Superior Lessor is required by virtue of this Underlease and the Headlease

PROVISOS

5.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

RE-ENTRY

5.1 Notwithstanding and without prejudice to any other remedy and power herein contained or otherwise available to the Landlord if

5.1.1 the rents or other moneys hereby reserved and made payable or any part thereof respectively shall be unpaid for twenty-one days after becoming payable (whether formally or legally demanded or not) or

5.1.2 any covenant agreement or obligation on the Tenant's part contained in these presents shall not be performed or observed or

5.1.3 the Tenant shall permit any execution or distress to be levied on any goods for the time being in the demised premises or

5.1.4 the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation while solvent for the purposes of amalgamation or reconstruction) or a provisional liquidator shall be appointed under the Insolvency Act 1986 or a receiver or manager or administrative receiver or administrator shall be appointed or a proposal shall be made for a voluntary arrangement or a proposal shall be made for a scheme of arrangement or

5.1.5 the Tenant (being an individual) shall apply for an interim order or shall propose a voluntary arrangement under the Insolvency Act 1986 or shall suffer a bankruptcy order to be made under the said Act or shall petition the Court for his own bankruptcy or shall enter into a deed of arrangement or

5.1.6 the Tenant (being a company) shall be struck off the Register of Companies or dissolved or (being a company incorporated outside Great Britain) dissolved or cease to exist under the laws of the country or the state of its incorporation then in every such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance of the Tenant's covenants agreements or obligations herein contained

RENT SUSPENSION

5.2 If during the Term the demised premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the demised premises or any part thereof unfit for occupation or use then (if the Tenant shall have duly carried out the Tenant's obligations under Clauses 3.1 and 3.2 and if no insurance of the demised premises or rent and service charge shall have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some act or default of the Tenant or any undertenant or their respective officers agents employees invitees licensees or visitors) the rent first hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended to the extent (but not otherwise) that the insurers meet the Landlord's claim under the policy for loss of rent at the rate which would from time to time be payable hereunder if the demised premises were undamaged until the demised premises shall again be rendered fit for occupation and use or the earlier expiration of four years or such longer period as may be covered by the Landlord's loss of rent insurance from the date of the damage or destruction and any dispute as to the extent proportion or period of such suspension shall be determined by a single arbitrator to be appointed by the Landlord and the Tenant and in case of difference by the President for the time being of the Royal Institution of Chartered Surveyors and such arbitration shall act in accordance with the provisions of the Arbitration Acts 1950 to 1979

BASE RATE

5.3 In the event of the Base Rate of Lloyds Bank PLC (or other bank for the time being specified by the Landlord) being abolished or ceasing to be published and no alternative rate being presented by law to replace the said Base Rate for the purpose (inter alia) of construing existing leases then any reference to the said Base Rate shall have effect as if there had been substituted from time to time for the Base Rate such rate of interest as shall be most closely comparable with the said Base Rate such rate of interest to be reasonably determined by the Landlord's Surveyor

ARREARS

5.4 Any moneys due to the Landlord from the Tenant under any covenant condition or provision contained in these presents shall be due as a debt from the Tenant to the Landlord payable on demand and in the event of non-payment such moneys shall be recoverable by distress or otherwise in the same way as rent in arrear

SETTLEMENT OF DISPUTES

5.5 Any dispute arising as between the Tenant and the tenant or occupier of any other property of the Landlord as to any easement right or privilege in connection with the use of the demised premises and such other property or as to the walls separating the demised premises from such other property or as to the amount of any contribution towards the expenses of works to services used in common with such other property shall be decided by the Landlord's Surveyor for the time being whose decision shall be binding on all parties (save on any question of law) and whose costs shall be paid by such of the parties to the dispute in such proportions as he shall decide

EXCLUSION OF IMPLIED RIGHTS

5.6 Nothing herein contained (save as may be expressly granted by this Underlease) shall by implication of law or otherwise operate to confer on the Tenant any easement right or privilege whatsoever over or against any adjoining or other property of the Landlord (whether in the Building or not) either for an estate in fee simple or for a term of years

UNRESTRICTED USE OF ADJOINING PROPERTY

5.7 The Tenant shall not be entitled to the benefit of any restrictions which the Landlord or the Superior Lessor may have imposed or may hereafter impose on any owner or lessee of any property not comprised in the demised premises (whether in the Building or not) and nothing herein contained or implied shall impose or be deemed to impose any restrictions on the use of any such property or give the Tenant the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or any lessee tenant or occupier of the Landlord or the Superior Lessor in respect of such property

EXCLUSION OF LIABILITY

5.8 Save to the extent that the Landlord may be insured in respect thereof the Landlord shall not be liable to the Tenant or any of its officers agents employees invitees licensees or visitors for any injury death damage destruction inconvenience or financial or consequential loss which may be caused by reason of the failure stoppage leakage bursting or defect of any water sanitary gas electricity or other apparatus or by reason of a breakdown or defect of any plant or machinery in the demised premises or serving the demised premises or due directly or indirectly to the act neglect or default of any other tenant or occupier for the time being of the Building or of any officer agent employee or other person authorised by the Landlord to enter the demised premises or to the condition of the demised premises

PARTY WALLS

5.9 All internal walls separating the demised premises from any adjoining premises shall be deemed to be party walls and repairable as such

COMPENSATION

5.10 Subject to the provisions of Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee shall be entitled on quitting the demised premises or any part thereof to any compensation under Section 37 of the said Act

PERPETUITY PERIOD

5.11 All rights granted and all reservations made in respect of Pipes not in existence at the date hereof shall be limited to those which shall come into existence during the Term within eighty years from the date hereof (which shall be deemed to be the perpetuity period for the purposes of this Underlease)

NO PLANNING WARRANTY

5.12.1 Nothing in this Lease shall be deemed to constitute any representation or warranty by the Landlord that the demised premises or any part thereof are or will remain authorised for use under the Planning Acts or otherwise for any specific purpose nor shall any consent which the Landlord may in its absolute discretion give to any change of use be taken as including any such representation or warranty

5.12.2 Notwithstanding that any such use might not be a permitted use under the Planning Acts the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant under these presents without being entitled to any compensation recompense or relief or any kind whatsoever

NOTICES

5.13 Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to any notices required or authorised to be given hereunder

NO WAIVER

5.14 No demand for or acceptance of rent by the Landlord or its agents with knowledge of a breach of any of the covenants on the part of the Tenant contained in these presents shall be or be deemed to be a waiver wholly or partially of any such breach but any such breach shall be deemed to be a continuing breach of covenant and the Tenant and any person taking any estate or interest under or through the Tenant shall not be entitled to set up any such demand for or acceptance of rent by the Landlord or its agent as a defence in any action for forfeiture or otherwise

VARIATION IN INSURANCE AND SERVICE CHARGE PERCENTAGE

5.15 If at any time the Landlord considers it fair and reasonable that the Tenant should pay a different proportion of the expenditure by reference to which rent secondly and thirdly reserved is calculated the Landlord will from time to time by serving written notice on the Tenant make such variation therein as may be fair and reasonable in all the circumstances

OPTION TO DETERMINE

5.16 If the Tenant shall desire to determine the Term at the expiration of the fifteenth year of the Term and shall give to the Landlord not less than six calendar months' previous notice in writing thereof then this demise shall upon the expiration of the fifteenth year of the Term absolutely determine but without prejudice to any right of action of either party in respect of any antecedent breach non-observance or non-performance of the other's covenants agreements or obligations herein contained

SURETY

6.1 In consideration of the Landlord's granting these presents to the Tenant at the Surety's request the Surety covenants with and guarantees to the Landlord as a primary obligation and with joint and several liability as if the Surety were the Tenant or a co-tenant that:

6.1.1 The Tenant or the Surety will at all times during the Term (including any continuation or renewal thereof whether under Act of Parliament or by the Tenant holding over or for any other reason) and also thereafter during such period as the Tenant remains in occupation of the demised premises duly pay the rents and all other sums payable under these presents at the times and in the manner prescribed in these presents including all increases in the rents (whether such increases are effected in accordance with the provisions of these presents or are otherwise agreed or settled between the Landlord and the Tenant - here meaning SOREMA (UK) Underwriting Management Limited or any company which is a member of the same group as SOREMA (UK) Underwriting Management Limited within the meaning of Section 42 of the Landlord and Tenant

          Act 1954) and will duly perform and observe all the covenants and obligations on the part of the Tenant and conditions contained in these presents

6.1.2 The Surety will make good to the Landlord on demand and indemnify the Landlord against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default in the payment of any such rent or other sum or the performance or observance of any of the Tenant's covenants and obligations or of the conditions contained in these presents

6.1.3     In the event that -

          (i) the Tenant or a liquidator or trustee-in-bankruptcy or other person shall disclaim or surrender these presents under any statutory or other power or

          (ii) these presents shall be forfeited or determined or

          (iii) the Tenant shall cease to exist (whether by being wound up or struck off the Register of Companies or otherwise howsoever)

6.1.3.1 then if the Landlord by notice in writing given to the Surety within six months after such event so requires the Surety will forthwith accept from and execute and deliver to the Landlord a counterpart of a new underlease of the demised premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term at the same rents or increased rents (including rent reviews) and subject to the same covenants conditions and provisions as are contained in these presents and indemnify the Landlord on a solicitor and own client basis against all costs and expenses stamp duty and Value Added Tax incurred by the Landlord in connection with the giving of notice and the granting of the new underlease and counterpart thereof

6.1.4 The Surety will not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord and will remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee-in-bankruptcy or supervisor of the Tenant and shall hold for the behalf of the Landlord all security and rights the Surety may have over assets of the Tenant whilst any liabilities of the Tenant or the Surety to the Landlord remain outstanding

6.2 None of the following or any combination thereof shall release exonerate or discharge or in any way determine lessen or affect the liability of the Surety as principal debtor under these presents or otherwise prejudice or affect the right of the Landlord to recover from the Surety to the full extent of this guarantee: -

6.2.1 any neglect delay or forbearance of the Landlord or its agents in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant when the same become payable or in enforcing the performance or observance of any of the obligations of the Tenant under these presents

6.2.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the demised premises

6.2.3 any extension of time or other indulgence given by the Landlord to the Tenant

6.2.4 any licences consents approvals agreements or arrangements which may be given by the Landlord to the Tenant or agreed between them or any variation of the terms of these presents (including any reviews of the rent payable under these presents) or the transfer of the Landlord's reversion or any part thereof or the assignment of these presents or any part thereof

6.2.5 any change in the constitution structure or powers of the Tenant the Surety or the Landlord or the liquidation administration bankruptcy or insolvency (as the case may be) of either the Tenant or the Surety

6.2.6 any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant

6.2.7 the avoidance under any enactment relating to bankruptcy of any assurance security or payment or any release settlement or discharge which may have been given or made on the face of any such assurance security or payment

6.2.8 any other act omission matter or thing whatsoever whereby but for this provision the Surety would be exonerated either wholly or in part from its obligations hereunder (other than a release under seal given by the Landlord)

6.3 In the event of the Tenant surrendering part of the demised premises the liability of the Surety shall continue in respect of the remainder after making any necessary apportionments under Section 140 of the Law of Property Act 1925

6.4 The Surety hereby waives any right the Surety may have of first requiring the Landlord to proceed against or claim payment from the Tenant before the Surety and the Surety hereby agrees to subordinate and does hereby subordinate any and all claims that the Surety may have against the Tenant existing now or arising hereafter (whether in respect of payment made under this guarantee or otherwise) to- any or all claims by the Landlord under these presents

6.5 The Surety shall not be entitled to participate in security held by the Landlord in respect of the Tenant's obligations to the Landlord under these presents or to stand in the place of the Landlord in respect of any such security until all the obligations on the part of the Tenant or the Surety to the Landlord under these presents shall have been performed or discharged

6.6 This guarantee shall enure for the benefit of the successors in title and assigns of the Landlord under these presents without the necessity for any express assignment thereof

INTERPRETATION

7.1  In this Lease where the context so admits:-

7.1.1 words importing one gender shall be deemed to include all other genders

7.1.2 where there are two or more persons included in the expression "the Tenant" or "the Surety" covenants expressed to be made by the Tenant or the Surety shall be deemed to be made by such persons jointly and severally

7.1.3 covenants and obligations made or assumed by any party shall be binding on and enforceable against his personal representatives

7.2 Reference in this Underlease to any right exercisable by the Landlord or any right exercisable by the Tenant shall be construed as including (where appropriate) the exercise of such right: -

7.2.1 in the first case by the Superior Lessor and all persons authorised by the Superior Lessor and

7.2.2 in both cases in common with the Landlord the Superior Lessor and all other persons having a like right or to whom such right may be granted

7.3 Reference in this Underlease to any consent or approval required from the Landlord shall be construed as also including the consent or approval from the Superior Lessor where the Superior Lessor's consent would be required except that nothing herein shall be construed as either imposing on the Superior Lessor any obligation (or indicating that such an obligation is imposed on the Superior Lessor) or relieving the Superior Lessor from any obligation expressly or impliedly imposed by the Headlease not unreasonably to refuse any such consent or approval

7.4 Any negative covenant by the Tenant in this Underlease shall be construed as if it were also a covenant not to permit or suffer the act or thing in question to be done by any licensees invitees agents employees or visitors of the Tenant or of any sub-tenant or other occupier of the demised premises and any positive covenant by the Tenant in this Underlease shall where applicable be construed as if it were also a covenant to procure that the act or thing in question be done by licensees invitees agents employees and visitors of the Tenant and of any sub-tenant or other occupier of the demised premises

7.5 A consent or approval to be given by the Landlord shall not be effective for the purposes of this Underlease unless it is in writing and signed by or on behalf of the Landlord

7.6 Reference in this Underlease to a statute shall include any modification or re-enactment thereof and any instrument order regulation or bye-law made thereunder for the time being in force

7.7 Headings in this Underlease shall not be deemed to form part of this Lease and accordingly shall not be taken into account in the construction or interpretation thereof

7.8 For the avoidance of doubt and notwithstanding the domicile or place of business of any party from time to time having an interest in these presents these presents shall be governed by and construed in all respects in accordance with the Laws of England and proceedings in connection herewith shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts

IN WITNESS whereof this deed has been duly executed the day and year first before written

                               THE FIRST SCHEDULE

                              THE DEMISED PREMISES

1. All those premises forming part of the Building at basement and third floor levels for the purpose of identification only shown edged red on Plans B and C annexed hereto excluding the part of the Building shown edged green on Plan B

2.   There shall be included in this demise:-

2.1 The entirety of all boundary walls (other than structural or exterior walls) or those parts thereof which serve exclusively to enclose the demised premises

2.2 One half (severed vertically) of those non-structural walls or partitions (or parts thereof) which serve to divide the demised premises from other premises

2.3 The internal plastering or other surface or finish attached or applied to the ceilings floors and walls of the demised premises and to the frames and entrance doors to all lifts serving the demised premises

2.4 The internal plastering or other surface or finish attached or applied to any structural columns and beams which are situate within (or partly within to the extent of such part) the demised premises

2.5 The suspended ceilings light fittings raised floors and carpets fitted or laid in the demised premises

2.6 All doors and door frames and internal window sills in or serving the demised premises

2.7  All fixtures and fittings in and about the demised premises

2.8 All additions (except tenant's and trade fixtures) at any time hereafter made to the demised premises

3.   There shall be excluded from this demise:-

3.1 The floor slabs and the air space between the fourth floor slab and the suspended ceilings and between the third floor slab and the raised floors

3.2  The foundations of the Building

3.3 Any structural columns beams and joists and all other structural load-bearing or exterior parts of the Building

3.4  All lift doors and door frames windows and window frames

3.5  All air-conditioning heating and ventilating plant and equipment

                               THE SECOND SCHEDULE

                          EASEMENTS AND RIGHTS GRANTED

1. The right at all times for all reasonable purposes connected with the demised premises but not for any other purposes to pass and repass by foot only to and from the demised premises and the toilet for disabled persons in the basement of the Building over and along the entrance halls staircases passageways entrances lift lobbies and all other parts of the Building giving access to and from the demised premises and the said toilet for disabled persons Provided that outside Working Hours such right shall be exercised in such manner as the Landlord's security arrangements may reasonably require

2. The free and uninterrupted passage and running of water soil electricity telephone and other services from and to the demised premises in and through the Pipes now or at any time hereafter during the Term in or under other parts of the Building

3. The right of support shelter and protection from the remainder of the Building

4. The right to use the toilet for disabled persons in the basement of the Building and all necessary rights of access thereto and egress therefrom including the use of the lift between the third floor and the basement

5. Subject to the Landlord's prior written approval (which shall not be unreasonably withheld or delayed) the right to run Pipes through the airspace between the fourth floor slab and the suspended ceiling of the third floor and between the third floor slab and the raised floor

                               THE THIRD SCHEDULE

                           EXCEPTIONS AND RESERVATIONS

   There are excepted and reserved to the Landlord and its lessees and assigns and all persons to whom the Landlord shall hereafter grant any such right or rights:

1. The free and uninterrupted passage of and running of water soil gas oil electricity telephone heating and other services to and from other parts of the Building in and through the Pipes now or at any time in the future in or under the demised premises

2. The right at all reasonable times upon reasonable prior notice (and at all times with or without notice in case of emergency) to enter upon the demised premises for the purpose of connecting laying inspecting repairing cleansing maintaining altering replacing relaying or renewing any Pipes and to erect construct or lay in under over or across the demised premises any Pipes or works for the drainage of or for the supply of water gas electricity telephone heating and other services to the Building the person exercising such right doing as little damage to the demised premises as possible and making good any damage to the demised premises thereby occasioned but without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise

3. The right at all reasonable times upon reasonable prior notice (and at all times with or without notice in case of emergency) to enter upon the demised premises to view the state and condition of the Building and to carry out the works and provide the services set out in the Fifth Schedule the person exercising such right doing as little damage to the demised premises as possible and making good any damage to the demised premises thereby occasioned but without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise

4. The right to the passage of light and air and any other easement to which the Landlord may be or become entitled in respect of any adjoining or neighbouring property of the Landlord (whether in the Building or not)

5. The right to erect scaffolding erect build rebuild and/or alter as it may think fit at any time and from time to time any buildings or bays or projections to buildings on any property adjoining or neighbouring the demised premises including the right to build into any existing boundary wall of the demised premises or make use of any column of the demised premises and the right to use and/or develop any adjoining or neighbouring property of the Landlord (whether in the Building or not) in such manner as the Landlord may think fit in each case notwithstanding that the access of light or air to the demised premises may thereby be obstructed or affected and without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise

6. The right of support shelter and protection for the Building from the demised premises

7. The right to enter upon the demised premises in the circumstances in which in the covenants by the Tenant herein contained the Tenant covenants to permit such entry

                               THE FOURTH SCHEDULE

                           PROVISIONS FOR RENT REVIEW

1. In this Schedule the following expressions shall have the following meanings: -

1.1 "review date" means the fifth anniversary of the date provided herein for the commencement of the Term and every subsequent fifth anniversary thereof and (unless the Tenant gives notice pursuant to Section 27(l) of the Landlord and Tenant Act 1954) three calendar months prior to the date on which the Term would expire by effluxion of time but for any continuation thereof (whether under an Act of Parliament or by the Tenant holding over or for any other reason) or in the event of notice being given by the Landlord pursuant to Clause 5.16 three calendar months prior to the fifteenth anniversary of the date provided. herein for the commencement of the Term

1.2 "rent" shall not include the rent secondly and thirdly reserved and made payable under Clause 2 of this Underlease

1.3 "the relevant review date" means that review date at which the rent is to be agreed or determined pursuant to the provisions of this Schedule

1.4 "the open market rent" means the full yearly market rent for which the demised premises might reasonably be expected to be let as a whole at the relevant review date:-

1.4.1     on the open market

1.4.2     by a willing landlord to a willing tenant

1.4.3     with vacant possession

1.4.4     without taking a fine or premium

1.4.5     for any use authorised under these presents

1.4.6 for a term of Fifteen (15) years and otherwise upon the terms and conditions of this Underlease (save as to the amount of rent but including the provisions for rent reviews herein contained)

1.4.7 on the assumption (whether or not it is a fact) that at the relevant review date

1.4.7.1 the demised premises are fully fitted out and equipped and ready for immediate occupation and use in a manner that is suitable for and acceptable to the said willing tenant for the user for the time being authorised by these presents and no capital is required to be expended to enable them to be so used

1.4.7.2 no work has been carried out thereon by the Tenant or its predecessors in title or any undertenant or any other person which has diminished the rental value of the demised premises

1.4.7.3 in case the demised premises or the services or the accesses thereto have been destroyed or damaged they have been fully restored

1.4.7.4 all the Tenant's covenants and obligations in this Underlease have been complied with

1.4.7.5 the demised premises and the said willing tenant enjoy planning permission and all other necessary consents for the user of the demised premises for the time being authorised under these presents for the Term

1.4.7.6 the said willing tenant does not seek a rent free period nor any reduction in rent to allow it the equivalent of a rent free period nor any other form of inducement to occupy the demised premises and in considering any comparable rents the existence of any rent free period or any reduction in rent calculated to allow for any rent free period or any other form of inducement as aforesaid shall be ignored

1.4.7.7 if Value Added Tax or other similar tax is charged on the rents and/or any other moneys payable from time to time under these presents the said willing tenant would be able to recover such Value Added Tax or other similar tax in full

1.4.8     but disregarding:

1.4.8.1 any goodwill attached to the demised premises by reason of the carrying on thereon of the authorised trade or business of the Tenant

1.4.8.2 any improvements carried out after the date hereof by the Tenant during the Term and completed within a period of twenty-one years preceding the relevant review date with the prior written consent of the Landlord otherwise than in pursuance of an obligation to the Landlord or at the expense or partly at the expense of the Landlord

1.4.8.3 any diminution in the net lettable area of the demised premises resulting from the installation by the Tenant of any additional plant machinery or equipment or structures for housing the same or any partitioning works

1.4.8.4 any statutory limitation or control of rents for the time being in force

1.4.8.5 the adverse effect upon rent of the taxable status of the said willing tenant for the purpose of Value Added Tax or any other tax

1.4.8.6 any adverse effect upon rent of any temporary works operations or other activities on any adjoining or neighbouring property

1.4.8.7 any adverse effect upon rent of the option to determine contained in Clause 5.16

1.5 "revised rent" means the new or increased yearly rent payable in substitution for the previous rent

1.6 "the current rent" means the yearly rent payable (but for any suspension) in the year ending on the relevant review date

1.7 "the Surveyor" means the independent surveyor required to be appointed pursuant to Paragraph 3 of this Schedule

2. From and after each review date the rent shall be the rent agreed in writing between the Landlord and the Tenant or in the absence of such agreement shall be whichever is the higher of:-

2.1  the current rent and

2.2  the open market rent

3. If the Landlord and the Tenant shall not have agreed in writing the open market rent by the relevant review date the Landlord or the Tenant may at any time thereafter require in writing to the other of them an independent surveyor to be appointed to determine the open market rent

4. The Surveyor (who shall be a Fellow of the Royal Institution of Chartered Surveyors and be experienced in the valuation of premises of a like nature to and in the location of the demised premises) may be agreed upon by the Landlord and the Tenant and in default of such agreement within two months of a requirement being made pursuant to Paragraph 3 of this Schedule shall be appointed by the President for the time being of the Royal Institution of Chartered Surveyors (or any body for the time being performing the functions of the said Institution) on the application of the Landlord or the Tenant made at any time after the said period of two months and if the said President shall for any reason not be available or be unable to make such appointment then the appointment may be made by the Vice President or next available senior officer of the said Institution (or any other body as aforesaid) then available Provided that at any time before the earlier of the Landlord suggesting in writing who the Surveyor should be or the Landlord



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
responding to the Tenant's suggestion in writing who the Surveyor should be the Landlord may elect by notice in writing to the Tenant that the Surveyor shall act as an arbitrator in the manner hereinafter described and not as an expert and in that case this Paragraph shall be deemed to be a submission to arbitration within the Arbitration Acts 1950 to 1979

5. In the absence of an election by the Landlord under Paragraph 4 of this Schedule:-

5.1 Notice in writing of his appointment shall be given by the Surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if the Landlord or the Tenant so desire by a statement of reasons

5.2 The Surveyor shall act as an expert and not as an arbitrator. He shall consider any valuation and reasons submitted to him within the said period but shall not be in any way limited or fettered thereby and shall determine the open market rent in accordance with his own judgment

5.3 The Surveyor shall give notice in writing of his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord may at any time allow

5.4  The decision of the Surveyor shall be final on all matters referred to him

6. If the Surveyor shall fail to determine the open market rent and to give notice thereof within the time and in manner hereinbefore provided or if he shall relinquish his appointment or die or otherwise fail or be unable to determine the same the Landlord may apply to the President or such other officer of the Royal Institution of Chartered Surveyors (or other body as aforesaid) as aforesaid for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

7. The fees of the Surveyor and of the Royal Institution of Chartered Surveyors (or other body as aforesaid) shall be shared equally between the Landlord and the Tenant save where the rent proposed by either (but not both) of them (whether or not during without prejudice negotiations) prior to the reference to the Royal Institution of Chartered Surveyors (or other body as aforesaid) is within 10% of that determined by the Surveyor in which case such fees shall be borne by the other and if the Tenant shall fail to pay its share thereof the Landlord shall be entitled to make such payment and the amount thereof shall be immediately due and payable by the Tenant to the Landlord

8. In the event that by the relevant review date the Landlord and the Tenant shall not have agreed in writing the rate of the rent to be payable from and after such date or the Surveyor (if appointed) shall not have determined the same or given the notice provided for in Paragraph 5.3 of this Schedule then the Tenant shall continue to pay (but on account of any revised rent) rent at the rate of the current rent until the quarter day immediately following the reaching of such agreement or determination or the giving of the said notice whichever shall first occur If such agreement or determination or the giving of the said notice shall result in a revised rent there shall be added to and be payable with the instalment of the revised rent due on such quarter day (notwithstanding that the provisions of Paragraph 9 of this Schedule remain to be complied with) the amount representing the difference between the current rent and the revised rent from the relevant review date until such quarter day together with interest on such amount (compounded with monthly rests) at a rate equivalent to 4% per annum above the Base Rate of Lloyds Bank PLC (or other bank for the time being specified by the Landlord) from time to time from the relevant review date until payment. If such agreement or determination or the giving of the said notice shall not have resulted in a revised rent then rent at the rate of the current rent shall continue to be payable


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
9. Immediately after the open market rent shall have been agreed or determined as aforesaid a memorandum of the revised rent (if any) in such form as the Landlord may reasonably require shall be signed recording the amount of the revised rent on behalf of the Landlord and the Tenant and each party shall pay its own costs and expenses in respect thereof

10. If at any time or times there shall be in force any Enactment which shall restrict or in any way affect the Landlord's right to have the rent reviewed as hereinbefore provided or which shall restrict or in any way affect the Landlord's right to payment of a revised rent the Landlord shall be entitled following the repeal termination or modification of such Enactment (but in the event of a modification of such Enactment only to the extent permitted by such modification) to serve notice upon the Tenant requiring the Tenant to pay to the Landlord as from the first quarter day ("the interim review date") occurring not less than twenty-eight days after the date of service of the Landlord's notice until such rent shall next be varied in accordance with the provisions of this Schedule the rent stated in the Landlord's notice and such rent shall become payable accordingly unless the Tenant shall have served upon the Landlord within twenty-eight days of the date of service of the Landlord's notice a counter notice requiring in substitution for the rent stated in the Landlord's notice whichever is the higher of the yearly rent payable hereunder immediately before the interim review date and the open market rent of the demised premises on the interim review date whereupon in the absence of agreement a Surveyor shall be appointed to determine the open market rent in accordance with the foregoing provisions of this Schedule so far as the same shall be applicable with the substitution of the interim review date for the relevant review date

11. For the avoidance of doubt it is hereby agreed and declared that time shall not be of the essence of any of the provisions of this Schedule

                               THE FIFTH SCHEDULE

                                  THE SERVICES

1. The repair (including rebuilding where necessary or desirable) of the structure and exterior of the Building so far as that is not the Tenant's responsibility and the decoration to such standard as the Landlord's Surveyor shall consider appropriate of the exterior and the common parts and the cleaning of the outside stonework of the Building and the maintenance of the appurtenances of the Building including any boundary walls fences and gates and any trees shrubs flowers and other vegetation and landscaping in the Building or its curtilage and the repair maintenance rebuilding renewing making lighting connecting into and cleansing (or contribution to the cost of any such) of all ways roads pavements sewers drains channels watercourses wires cables fences party walls and structures and other conveniences which shall belong to or be used for the Building in common with other premises near or adjoining the Building

2. The repair (including replacement where necessary or desirable) and maintenance of the lifts boilers or other central heating apparatus hot water supply systems air-conditioning and ventilating systems and appliances fire fighting systems and equipment which are are not expressly stated to be the Tenant's responsibility under these presents pumps building management systems and all other plant equipment apparatus and machinery serving the Building

3. At the Landlord's discretion the establishment and maintenance in the Landlord's absolute discretion of a sinking and/or reserve fund based on normal commercial principles for the replacement (but not upgrading) from time to time of the lifts boilers or other central heating apparatus hot water supply systems air-conditioning and ventilating systems and appliances fire-fighting systems and equipment pumps building management systems and all other plant equipment machinery and apparatus serving the Building


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
4. The employment of housekeepers cleaners porters receptionists security personnel managers and other staff for the Building including salaries wages insurances pensions National Insurance contributions the provision of uniforms and/or protective clothing compensation for unfair dismissal or redundancy

5. The cleaning lighting furnishing and maintenance of the entrance halls stairways passages common washrooms lavatories and lifts such windows and plate glass as do not form part of premises which are let or occupied or intended to be let or occupied and any other common parts

6. Refuse disposal (excluding specialist refuse or waste arising from the Tenant's particular trade or business at the demised premises)

7. The payment of all charges for water gas oil electricity and other like services and also all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever to the extent that the same do not relate to lettable areas within the Building

8. The provision of hot water and heating and cooling during such periods as the Landlord may reasonably determine from time to time having regard to weather conditions

9. If so requested by the Tenant at any time during the Term but subject to obtaining any necessary consents therefor the provision of a satellite dish or such further satellite dishes as can in the Landlord's opinion be accommodated on the roof of the Building for receiving and/or transmitting signals to such satellites as the Landlord may in its absolute discretion decide having regard to the wishes of the Tenant and such other tenants (if any) in the Building as may from time to time wish to share the use of any such dish together with appropriate connections to the demised premises all installation and maintenance costs in connection therewith to be apportioned between the Tenant and such other tenants in the same proportions as their respective service charge percentages bear to each other

10. The carrying out of all works to the Building which shall be necessary to comply with and the doing of anything which is reasonably necessary or prudent to contest the incidence of any requirements of any Enactment

11. The insurance of the common parts of the Building against the Insured Risks and any insurance against employers' liability public liability and third party risks boiler escalator and lift insurances and other insurances which in the opinion of the Landlord shall be appropriate

12. The execution of any works that the Landlord shall reasonably consider necessary for the protection and safety of the Building or members of the public visiting or passing the Building

13. The payment of reasonable management and other professional costs (including surveyors' builders' architects' engineers' accountants' and solicitors' costs) and expenses including Value Added Tax or other similar tax incurred by the Landlord from time to time by virtue of or in relation to any matter provided for in these presents including this Schedule (and if the Landlord shall not employ managing agents to manage some or all of the matters set out in this Schedule the payment of a reasonable sum to the Landlord as a management fee)

14. At the Landlord's discretion the payment of commitment fees interest and any other cost of borrowing money to finance some or all of the matters set out in this Schedule


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
15(a) At the Landlord's discretion the provision and maintenance of furniture, furnishings and plants in the entrance foyer of the Building and the installation and maintenance of security and entry systems serving the entrances to the Building (b) The payment of any charges in connection with the rental thereof and the provision in the entrance foyer of the Building of a tenants' directory board showing the names (inter alia) of up to three persons or companies carrying on business in the demised premises

16. The performance and observance of the covenants in the Headlease on the part of the tenant thereunder so far as the Tenant and other tenants in the Building are not made specifically responsible therefor

17. The prevention by any means of a forfeiture of the Headlease or the obtaining of relief therefrom (except where the Tenant is hereby made wholly responsible for the Landlord's expenses thereof and except where such forfeiture or the possibility thereof is caused solely by any act or default on the part of the Landlord)

18. At the Landlord's discretion the provision maintenance and renewal of such other services facilities or amenities and the carrying out of such works to the Building and its appurtenances as the Landlord's Surveyor shall from time to time reasonably consider necessary or desirable provided the same shall be in accordance with the principles of good estate management

                               THE SIXTH SCHEDULE

                                   REGULATIONS

1. Loading unloading delivery and despatch of goods shall be carried out only by means of the entrances designated for such purposes and at reasonable times stipulated by the Landlord

2. No sound amplification equipment shall be used in a manner which is audible outside the demised premises

3. Precautions shall be taken to avoid water freezing in the Pipes within the demised premises

4. Fire escape doors and corridors shall not to be obstructed or used except in emergency

5. The demised premises shall be secured against intrusion when not in use

6. If the Tenant is permitted to use the common parts for transporting goods or materials such transport shall only be by means of soft-wheeled trolleys or trucks which leave no blemish on carpets and floor surfaces and which are used in a manner which does not result in damage to the walls or doors of the common parts


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
THE COMMON SEAL of                  )
WERELDHAVE PROPERTY                 )
CORPORATION PLC was                 )
hereunto affixed in                 )
the presence of-.-                  )


                                    Director

                                    Secretary


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